Exhibit 23.1





                         CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 30, 1997 appearing on page F-1 of Agouron Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1997.






PRICE WATERHOUSE LLP


San Diego, California
February 17,  1998